UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MOTRICITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1059798
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 108th Avenue Northeast, Suite 900 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒
Securities Act registration statement file number to which this form relates:     333-183487
Securities to be registered pursuant to Section 12(g) of the Act:

13% Redeemable Series J Preferred Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A is being filed in connection with Motricity, Inc.’s (the “Company”) registration of 13% Redeemable Series J Preferred Stock (the “Series J Preferred Stock”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended to be issued in connection at the closing of the Company’s rights offering. On July 24, 2012, we declared that we distributed 46,163,685 subscription rights to the holders of our common stock. Each subscription right entitled the holder thereof to purchase, for a subscription price of $0.65 per unit, a modified unit consisting of 0.02599 shares of the Series J Preferred Stock and 0.21987 warrants to purchase a share of common stock.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Series J Preferred Stock to be registered hereunder is set forth under the caption “Description of the Company’s Securities – Series J Preferred Stock ” in the prospectus contained in the Company’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on August 22, 2012 (File No. 333-183487), including all amendments thereto and any prospectuses or prospectus supplements filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Prospectus”). Such Prospectus is incorporated herein by reference.

Item 2.	Exhibits
The following exhibits to this Registration Statement on Form 8-A are incorporated herein by reference as indicated below:

Exhibit Number	Incorporated by Reference	Description of Documents

3.1	A	Restated Certificate of Incorporation

3.2	B	Bylaws

3.3	C	Amended and Restated Certificate of Designations relating to Series J preferred stock

4.1	D	Form of the Company’s Common Stock Certificate
4.2	E	Form of the Company’s Series J Preferred Stock Certificate
4.3	E	Form of Subscription Rights Certificate for the original subscription rights
4.4	E	Warrant Agreement by and between the Company and American Stock Transfer and Trust Company
4.5	F	Form of Subscription Rights Certificate for the Subscription Rights as reconstituted

Filed as an exhibit to the document referred to by letter as follows:

A	Amendment No. 8 to Registration Statement on Form S-1, File No. 333-164471, filed on June 15, 2010

B	Amendment No. 3 to Registration Statement on Form S-1, File No. 333-164471, filed on April 26, 2010
C	Registration Statement on Form S-1, File No. 333-187487, filed on August 22, 2012
D	Amendment No. 5 to Registration Statement on Form S-1, File No. 333-164471, filed on May 14, 2010
E	Amendment No. 5 to Registration Statement on Form S-3 on Form S-1, File No. 333-178309, filed on July 9, 2012
F	Amendment No. 1 to Registration Statement on Form S-1, File No. 333-187487, filed on September 7, 2012

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: October 11, 2012

MOTRICITY, INC.

By:	/s/ James R. Smith, Jr.
Name:	James R. Smith, Jr.
Title:	Interim Chief Executive Officer